PROSPECTUS	Filed Pursuant to Rule 424(b)(3)
Registration No. 333-231778
comScore, Inc.
Common Stock
Preferred Stock
Depositary Shares
Warrants
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From time to time we may offer and sell the following securities:

•	Shares of common stock;

•	Shares of preferred stock;

•	Depositary shares; and

•	Warrants.
We may offer and sell these securities from time to time in amounts, at prices and on terms to be determined by market conditions and other factors at the time of our offerings. We may offer and sell these securities through agents, through underwriters or dealers or directly to one or more purchasers, including existing stockholders. This prospectus provides you with a general description of these securities and the general manner in which we will offer the securities. Each time securities are offered, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus.
Our common stock is traded on the Nasdaq Global Select Market under the symbol "SCOR."
Our principal executive offices are located at 11950 Democracy Drive, Suite 600, Reston, Virginia 20190, and our telephone number at that address is (703) 438-2000.
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You should read carefully this prospectus, the documents incorporated by reference in this prospectus and any prospectus supplement before you invest. See "Risk Factors" beginning on page 5 of this prospectus for information on certain risks related to the purchase of our securities.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
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The date of this prospectus is June 11, 2019.

You should rely only on the information contained in this prospectus, any prospectus supplement and the documents we have incorporated by reference. We have not authorized any dealer, salesperson or other person to provide you with additional or different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus and any prospectus supplement are not an offer to sell or the solicitation of an offer to buy any securities other than the securities to which they relate and are not an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make an offer or solicitation in that jurisdiction. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front cover of this prospectus, or that the information contained in any document incorporated by reference is accurate as of any date other than the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of a security.

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ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission (the "SEC") using a "shelf" registration process. Under this shelf registration process, we may, from time to time, offer and sell any combination of the securities described in this prospectus in one or more offerings.
This prospectus generally describes comScore, Inc. and the common stock, par value $0.001 per share ("common stock"), preferred stock, depositary shares and warrants that we may offer. Each time securities are offered by means of this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. We may also add or update in the prospectus supplement (and in any related free writing prospectus that we may authorize to be provided to you) any of the information contained in this prospectus or in the documents that we have incorporated by reference into this prospectus. We urge you to carefully read this prospectus, any applicable prospectus supplement and any related free writing prospectus, together with the information incorporated by reference herein as described under the heading "Available Information," before buying any of the securities being offered.
This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading "Available Information."
This prospectus contains and incorporates by reference forward-looking statements that are subject to a number of risks and uncertainties, many of which are beyond our control. See "Risk Factors" and "Cautionary Note Regarding Forward-Looking Statements."
As used in this prospectus, references to the "Company," "we," "our," "us" or like terms mean comScore, Inc. and its consolidated subsidiaries unless we state otherwise or the context otherwise requires.

ABOUT COMSCORE, INC.
We are a global information and analytics company that measures consumer audiences and advertising across media platforms. We create our products using a global data platform that combines information about content and advertising consumption on digital platforms (smartphones, tablets and computers), television and movie screens with demographics and other descriptive information. We have developed proprietary data science that enables measurement of person-level and household-level audiences, removing duplicated viewing across devices and over time. This combination of data and methods helps companies across the media ecosystem better understand and monetize their audiences and develop marketing plans and products to more efficiently and effectively reach those audiences. Our ability to unify behavioral and other descriptive data enables us to provide accredited audience ratings, advertising verification, and granular consumer segments that describe hundreds of millions of consumers. Our customers include buyers and sellers of advertising including digital publishers, television networks, content owners, advertisers, agencies and technology providers.
The platforms we measure include televisions, smartphones, computers, tablets, over-the-top devices and movie theaters. The information we analyze crosses geographies, types of content and activities, including websites, mobile applications, video games, television and movie programming, e-commerce and advertising.
We are a Delaware corporation headquartered in Reston, Virginia with principal offices located at 11950 Democracy Drive, Suite 600, Reston, VA 20190. Our telephone number is 703-438-2000.
For additional information about our company, please read the documents listed under "Incorporation of Certain Documents by Reference."

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INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The SEC allows us to "incorporate by reference" in this prospectus information we have filed with the SEC, which means that we can disclose important information to you, without actually including the specific information in this prospectus, by referring you to other documents previously filed with the SEC. The information incorporated by reference is an important part of this prospectus. Information that we later provide to the SEC, and which is deemed to be "filed" with the SEC, will automatically update and supersede information previously filed with the SEC and in this prospectus. If there is additional information in a later-filed document or a conflict or inconsistency between information in this prospectus or a prospectus supplement and information incorporated by reference from a later-filed document, you should rely on the information in the later-dated document.
We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date of this prospectus and before the termination of this offering (other than, in each case, information furnished rather than filed):

•	our Annual Report on Form 10-K for the year ended December 31, 2018, filed on March 1, 2019;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2019, filed on May 9, 2019;

•	our Current Reports on Form 8-K filed on March 8, 2019, April 1, 2019, April 18, 2019, May 8, 2019 and May 29, 2019;

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the information specifically incorporated by reference into the Annual Report on Form 10-K for the year ended December 31, 2018 from our Definitive Proxy Statement on Schedule 14A filed on April 30, 2019; and

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the description of our common stock contained in our registration statement on Form 8-A filed on May 30, 2018, including any amendment to that form that we may file in the future for the purpose of updating the description of our common stock.

These reports contain important information about us, our financial condition and our results of operations.
You may request a copy of any document incorporated by reference in this prospectus, including the exhibits thereto, at no cost, by writing or telephoning us at the following address or telephone number:
comScore, Inc.
11950 Democracy Drive, Suite 600
Reston, Virginia 20190
Attention: General Counsel
(703) 438-2000

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AVAILABLE INFORMATION
We file annual, quarterly, current and other reports and other information with the SEC. Our filings are available to the public from commercial document retrieval services and through the SEC’s website at http://www.sec.gov.
Our common stock is listed and traded on the Nasdaq Global Select Market under the symbol "SCOR." Our reports and other information filed with the SEC can also be inspected at the offices of the Nasdaq Global Select Market.
We also make available free of charge on our website at www.comscore.com all of the documents that we file with the SEC as soon as reasonably practicable after we electronically file such material with the SEC. Information contained on our website is not incorporated by reference into this prospectus.
This prospectus is part of a registration statement that we have filed with the SEC relating to the securities to be offered. This prospectus does not contain all of the information we have included in the registration statement and the accompanying exhibits and schedules in accordance with the rules and regulations of the SEC, and we refer you to the omitted information. The statements made in this prospectus pertaining to the content of any contract, agreement or other document that is an exhibit to the registration statement necessarily are summaries of their material provisions and do not describe all exceptions and qualifications contained in those contracts, agreements or documents. You should read those contracts, agreements or documents for information that may be important to you. The registration statement, exhibits and schedules are available through the SEC’s website.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
Various statements contained in or incorporated by reference into this prospectus constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal and state securities laws. Forward-looking statements are all statements other than statements of historical fact. We attempt to identify these forward-looking statements by words such as "may," "will," "should," "could," "might ", "expect," "plan," "anticipate," "believe," "estimate," "target," "goal," "predict," "intend," "potential," "continue," "seek" and other comparable words. Similarly, statements that describe our business strategy, goals, prospects, opportunities, outlook, objectives, plans or intentions are also forward-looking statements. These statements may relate to, but are not limited to, expectations of future operating results or financial performance, macroeconomic trends that we expect may influence our business, plans for financing or capital expenditures, expectations regarding liquidity and compliance with financing covenants, expectations regarding the introduction of new products, effects of restructuring actions and changes in our management team, regulatory compliance and expected changes in the regulatory landscape affecting our business, internal control improvements, expected impact of litigation and regulatory proceedings, plans for growth and future operations, effects of acquisitions, divestitures and partnerships, as well as assumptions relating to the foregoing.
Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. These statements are based on current expectations and assumptions regarding future events and business performance and involve known and unknown risks, uncertainties and other factors that may cause actual events or results to be materially different from any future events or results expressed or implied by these statements. These factors include those set forth in the following discussion and elsewhere within this prospectus or incorporated by reference herein, as well as factors that cannot be predicted or quantified.
We believe that it is important to communicate our future expectations to our investors. However, there may be events in the future that we are not able to accurately predict or control and that may cause our actual results to differ materially from the expectations we describe in our forward-looking statements. You should not place undue reliance on forward-looking statements, which apply only as of the date of this prospectus. You should carefully review the risk factors described under the heading "Risk Factors" and elsewhere in our most recent Annual Report on Form 10-K, any subsequently filed Quarterly Reports on Form 10-Q and any subsequently filed Current Reports on Form 8-K (other than, in each case, information furnished rather than filed), all of which are incorporated by reference in this prospectus, and any risk factors included in any applicable prospectus supplement. Except as required by applicable law, including the rules and regulations of the SEC, we undertake no obligation, and expressly disclaim any duty, to publicly update or revise forward-looking statements, whether as a result of any new information, future events or otherwise. Although we believe the expectations reflected in the forward-looking statements are reasonable as of the date of this prospectus, our statements are not guarantees of future results, levels of activity, performance, or achievements, and actual outcomes and results may differ materially from those expressed in, or implied by, any of our statements.

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RISK FACTORS
An investment in our securities involves a high degree of risk. Before you invest in our securities you should carefully consider those risk factors described under, but not limited to, the heading "Risk Factors" in our most recent Annual Report on Form 10-K, any subsequently filed Quarterly Reports on Form 10-Q and any subsequently filed Current Reports on Form 8-K (other than, in each case, information furnished rather than filed), which are incorporated by reference herein, and those risk factors that may be included in any applicable prospectus supplement, together with all of the other information included in this prospectus, any prospectus supplement and the documents we incorporate by reference. If any of these risks were actually to occur, our business, financial condition or results of operations could be materially adversely affected. In that case, the value of our securities could decline, and you could lose part or all of your investment. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations and financial condition. Please read "Cautionary Note Regarding Forward-Looking Statements."

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USE OF PROCEEDS
Unless we inform you otherwise in a prospectus supplement or free writing prospectus, we intend to use the net proceeds from the sale of securities we are offering for general corporate purposes. This may include, among other things, additions to working capital, repayment or refinancing of existing indebtedness or other corporate obligations, financing of capital expenditures and acquisitions and investment in existing and future projects. Any specific allocation of the net proceeds of an offering of securities to a specific purpose will be determined at the time of the offering and will be described in an accompanying prospectus supplement or free writing prospectus.
Unless otherwise set forth in a prospectus supplement, we will not receive any proceeds in the event that securities are sold by a selling stockholder.

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DESCRIPTION OF CAPITAL STOCK
The following information describes our common stock and preferred stock, as well as certain provisions of our amended and restated certificate of incorporation and bylaws. This description is only a summary. You should also refer to our amended and restated certificate of incorporation and bylaws, which have been filed with the SEC and are incorporated by reference herein.
General
Our authorized capital stock consists of 150,000,000 shares of common stock, par value $0.001 per share, and 5,000,000 shares of preferred stock, par value $0.001 per share, all of which shares of preferred stock are undesignated. Our board of directors may establish the rights and preferences of the preferred stock from time to time. As of March 31, 2019, there were 59,957,887 shares of common stock issued and outstanding, held of record by 98 stockholders, although we believe that there may be a significantly larger number of beneficial owners of our common stock. We derived the number of stockholders by reviewing the listing of outstanding common stock recorded by our transfer agent as of March 31, 2019.
The following is a summary of the material provisions of the common stock and preferred stock provided for in our certificate of incorporation and bylaws. For additional detail about our capital stock, please refer to our certificate of incorporation and bylaws, each as amended, each of which is incorporated by reference into the registration statement of which this prospectus forms a part.
Common Stock
Each holder of our common stock is entitled to one vote for each share on all matters to be voted upon by the stockholders, and there are no cumulative rights. Subject to any preferential rights of any outstanding preferred stock, holders of our common stock are entitled to receive ratably the dividends, if any, as may be declared from time to time by the board of directors out of funds legally available therefor. If there is a liquidation, dissolution or winding up of our company, holders of our common stock would be entitled to share in our assets remaining after the payment of liabilities and any preferential rights of any outstanding preferred stock.
Holders of our common stock have no preemptive or conversion rights or other subscription rights, and there are no redemption or sinking fund provisions applicable to the common stock. The outstanding shares of common stock are fully paid and non-assessable. The rights, preferences and privileges of the holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.
Our common stock is listed on the Nasdaq Global Select Market under the symbol "SCOR." The transfer agent and registrar for the common stock is American Stock Transfer & Trust Company, LLC. Its address is 59 Maiden Lane, Plaza Level, New York, NY 10038, and its telephone number is (800) 937-5449.
Preferred Stock
Under the terms of our amended and restated certificate of incorporation, our board of directors is authorized to issue shares of preferred stock in one or more series without stockholder approval. Our board of directors has the discretion to determine the rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, of each series of preferred stock. The rights, preferences, privileges and restrictions of the preferred stock of each series will be fixed by the certificate of designation relating to that series.
The issuance of preferred stock will affect, and may adversely affect, the rights of holders of common stock. It is not possible to state the actual effect of the issuance of any shares of preferred stock on the rights of holders of common stock until the board of directors determines the specific rights attached to that preferred stock. The effects of issuing preferred stock could include one or more of the following:

•	restricting dividends on the common stock;

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•	diluting the voting power of the common stock;

•	impairing the liquidation rights of the common stock; or

•	delaying or preventing changes in control or management of us.
We currently have no outstanding shares of preferred stock. All shares of preferred stock offered hereby will be fully paid and nonassessable upon issuance.
Effect of Certain Provisions of our Amended and Restated Certificate of Incorporation and Bylaws and the Delaware Anti-Takeover Statute
Some provisions of Delaware law and our amended and restated certificate of incorporation and bylaws contain provisions that could make the following transactions more difficult:

•	acquisition of us by means of a tender offer;

•	acquisition of us by means of a proxy contest or otherwise; or

•	removal of our incumbent officers and directors.
These provisions, summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids and to promote stability in our management. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors.
Amended and Restated Certificate of Incorporation and Bylaws
Our amended and restated certificate of incorporation and our bylaws provide for the following:

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Undesignated Preferred Stock. The ability to authorize undesignated preferred stock makes it possible for our board of directors to issue one or more series of preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of the Company. These and other provisions may have the effect of deferring hostile takeovers or delaying changes in control or management of us.

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Stockholder Meetings. Our charter documents provide that a special meeting of stockholders may be called only by resolution adopted by the board of directors, the chairman of the board of directors or the chief executive officer.

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Requirements for Advance Notification of Stockholder Nominations and Proposals. Our bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of the board of directors or a committee of the board of directors.

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Board Classification. Our board of directors is divided into three classes. The directors in each class serve for a three-year term, one class being elected each year by our stockholders. This system of electing and removing directors may tend to discourage a third party from making a tender offer or otherwise attempting to obtain control of us, because it generally makes it more difficult for stockholders to replace a majority of the directors.

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Limits on Ability of Stockholders to Act by Written Consent. We have provided in our certificate of incorporation that our stockholders may not act by written consent. This limit on the ability of our stockholders to act by written consent may lengthen the amount of time required to take stockholder actions. As a result, a holder controlling a majority of our capital stock would not be able to amend our bylaws or remove directors without holding a meeting of our stockholders called in accordance with our bylaws.

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Amendment of Certificate of Incorporation and Bylaws. The amendment of the above provisions of our amended and restated certificate of incorporation and bylaws requires approval by holders of at least two-thirds of our outstanding capital stock entitled to vote generally in the election of directors.

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Delaware Anti-Takeover Statute
We are subject to Section 203 of the General Corporation Law of the State of Delaware, which prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years after the date that such stockholder became an interested stockholder, with the following exceptions:

•	before such date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

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upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction began, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned (i) by persons who are directors and also officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

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on or after such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of the stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

In general, Section 203 defines business combination to include the following:

•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, lease, exchange, mortgage, transfer, pledge or other disposition of 10% or more of either the assets or outstanding stock of the corporation involving the interested stockholder;

•	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

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any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits by or through the corporation.
In general, Section 203 defines interested stockholder as an entity or person who, together with affiliates and associates, beneficially owns, or within three years prior to the determination of interested stockholder status did own, 15% or more of the outstanding voting stock of the corporation.

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DESCRIPTION OF DEPOSITARY SHARES
We may offer depositary shares (either separately or together with other securities) representing fractional interests in our preferred stock of any series. In connection with the issuance of any depositary shares, we will enter into a deposit agreement with a bank or trust company, as depositary, which will be named in the applicable prospectus supplement. Depositary shares will be evidenced by depositary receipts issued pursuant to the related deposit agreement. Immediately following our issuance of the preferred stock related to the depositary shares, we will deposit the preferred stock with the relevant preferred stock depositary and will cause the preferred stock depositary to issue, on our behalf, the related depositary receipts. Subject to the terms of the deposit agreement, each owner of a depositary receipt will be entitled, in proportion to the fraction of a share of preferred stock represented by the related depositary share, to all the rights, preferences and privileges of, and will be subject to all of the limitations and restrictions on, the preferred stock represented by the depositary receipt (including, if applicable, dividend, voting, conversion, exchange redemption and liquidation rights).

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DESCRIPTION OF WARRANTS
We may issue warrants for the purchase of our common stock, preferred stock or any combination thereof. Warrants may be issued independently or together with our securities offered by any prospectus supplement and may be attached to or separate from any such offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent, all as set forth in the prospectus supplement relating to the particular issue of warrants. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders of warrants or beneficial owners of warrants. The following summary of certain provisions of the warrants does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all provisions of the warrant agreements.
You should refer to the prospectus supplement relating to a particular issue of warrants for the terms of and information relating to the warrants, including, where applicable:
(1) the number of securities purchasable upon exercise of the warrants and the price at which such securities may be purchased upon exercise of the warrants;

(2)	the date on which the right to exercise the warrants commences and the date on which such right expires (the "Expiration Date");
(3) the United States federal income tax consequences applicable to the warrants;
(4) the amount of the warrants outstanding as of the most recent practicable date; and
(5) any other terms of the warrants.
Warrants will be offered and exercisable for United States dollars only. Warrants will be issued in registered form only. Each warrant will entitle its holder to purchase such number of securities at such exercise price as is in each case set forth in, or calculable from, the prospectus supplement relating to the warrants. The exercise price may be subject to adjustment upon the occurrence of events described in such prospectus supplement. After the close of business on the Expiration Date (or such later date to which we may extend such Expiration Date), unexercised warrants will become void. The place or places where, and the manner in which, warrants may be exercised will be specified in the prospectus supplement relating to such warrants.
Prior to the exercise of any warrants, holders of the warrants will not have any of the rights of holders of securities, including the right to receive payments of any dividends on the securities purchasable upon exercise of the warrants, or to exercise any applicable right to vote.

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SELLING STOCKHOLDERS
Selling stockholders are persons or entities that, directly or indirectly, have acquired or will from time to time acquire from us, securities in various private transactions. Such selling stockholders may be parties to registration rights agreements with us, or we otherwise may have agreed or will agree to register their securities for resale. The initial purchasers of our securities, as well as their transferees, pledges, donees or successors, all of whom we refer to as "selling stockholders," may from time to time offer and sell the securities pursuant to this prospectus and any applicable prospectus supplement.
The applicable prospectus supplement will set forth the name of each of the selling stockholders and the number of shares of our common stock beneficially owned by such selling stockholder that are covered by such prospectus supplement.

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PLAN OF DISTRIBUTION
We may sell the securities in and outside the United States (1) through underwriters or dealers, (2) directly to purchasers, (3) through agents or (4) through a combination of any of these methods. The prospectus supplement will include the following information:

•	the terms of the offering;

•	the names of any underwriters or agents;

•	the name or names of any managing underwriter or underwriters;

•	the purchase price of the securities from us;

•	the estimated net proceeds to us from the sale of the securities;

•	any delayed delivery arrangements;

•	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

•	the initial public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any commissions paid to agents.
Sale Through Underwriters or Dealers
If we use underwriters in the sale of the securities, the underwriters will acquire the securities for their own account. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the securities if they purchase any of them. The underwriters may sell securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent. The underwriters may change from time to time the public offering price and any discounts, concessions or commissions allowed or reallowed or paid to dealers.
During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, which means that selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if the offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, these activities may be discontinued at any time.
If we use dealers in the sale of securities, we may sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The dealers participating in any sale of the securities may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of these securities. We will include in the prospectus supplement the names of the dealers and the terms of the transaction.
Direct Sales and Sales Through Agents

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We may sell the securities directly. In that event, no underwriters or agents would be involved. We may also sell the securities through agents we designate from time to time. In addition, we may offer securities through at-the-market transactions. In the prospectus supplement, we will name any agent involved in the offer or sale of the securities, and we will describe any commissions payable by us to the agent. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.
We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will describe the terms of any such sales in the prospectus supplement.
Delayed Delivery Contracts
If we so indicate in the prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from selected types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The prospectus supplement will describe the commission payable for solicitation of those contracts.
General Information
We may have agreements with firms, agents, dealers and underwriters to indemnify them against civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the firms, agents, dealers or underwriters may be required to make. Such firms, agents, dealers and underwriters may be customers of, engage in transactions with or perform services for us in the ordinary course of their businesses.
Unless otherwise specified in the applicable prospectus supplement each series of securities will be a new issue and will have no established trading market, other than our common stock, which is listed on the Nasdaq Global Select Market. We may elect to list any series of securities on an exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in a series of securities. However, they will not be obligated to do so and may discontinue market making at any time without notice. We cannot assure you that a liquid trading market for any of our securities will develop.

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LEGAL MATTERS
The validity of the securities offered by this prospectus will be passed upon for us by Vinson & Elkins L.L.P., Austin, Texas. Legal counsel to any underwriters may pass upon legal matters for such underwriters.

EXPERTS
The consolidated financial statements, incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K, as of and for the years ended December 31, 2018 and 2017, and the effectiveness of the Company’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference (which reports (1) express an unqualified opinion on the consolidated financial statements and include an explanatory paragraph relating to the adoption of Accounting Standards Codification (ASC) 606, Revenue from Contracts with Customers and (2) express an adverse opinion on the effectiveness of the Company’s internal control over financial reporting because of material weaknesses). Such consolidated financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.
The consolidated financial statements of comScore, Inc. appearing in the Company’s Annual Report (Form 10-K) for the year ended December 31, 2016 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated by reference herein in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

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Prospectus

PROSPECTUS	Filed Pursuant to Rule 424(b)(3)
Registration No. 333-231778
comScore, Inc.
4,134,461 Shares of Common Stock

This prospectus relates to the offer and sale, from time to time, by the selling stockholders named in this prospectus (the "selling stockholders") of up to 4,134,461 shares of our common stock, par value $0.001 per share (our "common stock"), consisting of:

•
83,094 shares of common stock, which represents 130% of the shares of common stock issuable upon conversion of the $204 million aggregate principal amount of our senior secured convertible notes due January 16, 2022 (the "convertible notes") issued to the selling stockholders named herein in private placements (collectively, the "Starboard private placements") pursuant to a purchase agreement between the selling stockholders and the Company, as amended (the "Starboard purchase agreement"), excluding any such shares registered on our Registration Statement on Form S-1, Registration No. 333-226246 (as may be amended and supplemented from time to time, the "Existing Registration Statement"); and

•
4,051,367 shares of common stock, which represents 130% of the shares of common stock issuable from time-to-time in the event that we pay interest on the convertible notes in shares of common stock (the "PIK Interest Shares"), excluding any such PIK Interest Shares registered on the Existing Registration Statement.

The shares of our common stock are being registered to fulfill our contractual obligations under a registration rights agreement entered into by us and the selling stockholders in connection with the Starboard private placements (the "Starboard registration rights agreement").
The shares offered by this prospectus may be sold from time to time by the selling stockholders at prevailing market prices or prices negotiated at the time of sale. The selling stockholders may offer and sell the shares of common stock to or through underwriters, dealers or agents, or directly to investors, on a continuous or delayed basis. See "Plan of Distribution" and "Selling Stockholders."
We will not receive any proceeds from the sale of any of the shares by the selling stockholders. We have agreed to pay certain expenses in connection with the registration of the shares. The selling stockholders will pay all underwriting discounts and selling commissions, if any, in connection with the sale of the shares.
Our common stock is traded on the Nasdaq Global Select Market under the symbol "SCOR."
Our principal executive offices are located at 11950 Democracy Drive, Suite 600, Reston, Virginia 20190, and our telephone number at that address is (703) 438-2000.

You should read carefully this prospectus, the documents incorporated by reference in this prospectus and any prospectus supplement before you invest. See "Risk Factors" beginning on page 5 of this prospectus for information on certain risks related to the purchase of our securities.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
_______________________

The date of this prospectus is June 11, 2019.

You should rely only on the information contained in this prospectus, any prospectus supplement and the documents we have incorporated by reference. We have not authorized any dealer, salesperson or other person to provide you with additional or different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus and any prospectus supplement are not an offer to sell or the solicitation of an offer to buy any securities other than the securities to which they relate and are not an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make an offer or solicitation in that jurisdiction. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front cover of this prospectus, or that the information contained in any document incorporated by reference is accurate as of any date other than the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of a security.

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission ("SEC") using a "shelf" registration process. Under this shelf registration process, the selling stockholders may use this prospectus to offer and sell up to an aggregate of 4,134,461 shares of our common stock from time to time. This prospectus generally describes comScore, Inc. and the common stock that our selling stockholders may offer. The selling stockholders will deliver a prospectus supplement with this prospectus, to the extent appropriate, to update the information contained in this prospectus. The selling stockholders may sell their shares of common stock through any means described below under the heading "Plan of Distribution."
This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading "Available Information."
This prospectus contains and incorporates by reference forward-looking statements that are subject to a number of risks and uncertainties, many of which are beyond our control. See "Risk Factors" and "Cautionary Note Regarding Forward-Looking Statements".
As used in this prospectus, references to the "Company," "we," "our," "us" or like terms mean comScore, Inc. and its consolidated subsidiaries unless we state otherwise or the context otherwise requires.

ABOUT COMSCORE, INC.
We are a global information and analytics company that measures consumer audiences and advertising across media platforms. We create our products using a global data platform that combines information about content and advertising consumption on digital platforms (smartphones, tablets and computers), television and movie screens with demographics and other descriptive information. We have developed proprietary data science that enables measurement of person-level and household-level audiences, removing duplicated viewing across devices and over time. This combination of data and methods helps companies across the media ecosystem better understand and monetize their audiences and develop marketing plans and products to more efficiently and effectively reach those audiences. Our ability to unify behavioral and other descriptive data enables us to provide accredited audience ratings, advertising verification, and granular consumer segments that describe hundreds of millions of consumers. Our customers include buyers and sellers of advertising including digital publishers, television networks, content owners, advertisers, agencies and technology providers.
The platforms we measure include televisions, smartphones, computers, tablets, over-the-top devices and movie theaters. The information we analyze crosses geographies, types of content and activities, including websites, mobile applications, video games, television and movie programming, e-commerce and advertising.
We are a Delaware corporation headquartered in Reston, Virginia with principal offices located at 11950 Democracy Drive, Suite 600, Reston, VA 20190. Our telephone number is 703-438-2000.
For additional information about our company, please read the documents listed under "Incorporation of Certain Documents by Reference."

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The SEC allows us to "incorporate by reference" in this prospectus information we have filed with the SEC which means that we can disclose important information to you, without actually including the specific information in this prospectus, by referring you to other documents previously filed with the SEC. The information incorporated by reference is an important part of this prospectus. Information that we later provide to the SEC, and which is deemed to be "filed" with the SEC, will automatically update and supersede information previously filed with the SEC and in this prospectus. If there is additional information in a later-filed document or a conflict or inconsistency between information in this prospectus or a prospectus supplement and information incorporated by reference from a later-filed document, you should rely on the information in the later-dated document.
We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date of this prospectus and before the termination of this offering (other than, in each case, information furnished rather than filed):

•	our Annual Report on Form 10-K for the year ended December 31, 2018, filed on March 1, 2019;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2019, filed on May 9, 2019;

•	our Current Reports on Form 8-K filed on March 8, 2019, April 1, 2019, April 18, 2019, May 8, 2019 and May 29, 2019;

•
the information specifically incorporated by reference into the Annual Report on Form 10-K for the year ended December 31, 2018 from our Definitive Proxy Statement on Schedule 14A filed on April 30, 2019; and

•
the description of our common stock contained in our registration statement on Form 8-A filed on May 30, 2018, including any amendment to that form that we may file in the future for the purpose of updating the description of our common stock.

These reports contain important information about us, our financial condition and our results of operations.
You may request a copy of any document incorporated by reference in this prospectus, including the exhibits thereto, at no cost, by writing or telephoning us at the following address or telephone number:
comScore, Inc.
11950 Democracy Drive, Suite 600
Reston, Virginia 20190
Attention: General Counsel
(703) 438-2000

AVAILABLE INFORMATION
We file annual, quarterly, current and other reports and other information with the SEC. Our filings are available to the public from commercial document retrieval services and through the SEC’s website at http://www.sec.gov.
Our common stock is listed and traded on the Nasdaq Global Select Market under the symbol "SCOR." Our reports and other information filed with the SEC can also be inspected at the offices of the Nasdaq Global Select Market.
We also make available free of charge on our website at www.comscore.com all of the documents that we file with the SEC as soon as reasonably practicable after we electronically file such material with the SEC. Information contained on our website is not incorporated by reference into this prospectus.
This prospectus is part of a registration statement that we have filed with the SEC relating to the securities to be offered. This prospectus does not contain all of the information we have included in the registration statement and the accompanying exhibits and schedules in accordance with the rules and regulations of the SEC, and we refer you to the omitted information. The statements made in this prospectus pertaining to the content of any contract, agreement or other document that is an exhibit to the registration statement necessarily are summaries of their material provisions and do not describe all exceptions and qualifications contained in those contracts, agreements or documents. You should read those contracts, agreements or documents for information that may be important to you. The registration statement, exhibits and schedules are available through the SEC’s website.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
Various statements contained in or incorporated by reference into this prospectus constitute forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal and state securities laws. Forward-looking statements are all statements other than statements of historical fact. We attempt, to identify these forward-looking statements by words such as "may," "will," "should," "could," "might", "expect," "plan," "anticipate," "believe," "estimate," "target", "goal", "predict," "intend," "potential," "continue," "seek" and other comparable words. Similarly, statements that describe our business strategy, goals, prospects, opportunities, outlook, objectives, plans or intentions are also forward-looking statements. These statements may relate to, but are not limited to, expectations of future operating results or financial performance, macroeconomic trends that we expect may influence our business, plans for financing or capital expenditures, expectations regarding liquidity and compliance with financing covenants, expectations regarding the introduction of new products, effects of restructuring actions and changes in our management team, regulatory compliance and expected changes in the regulatory landscape affecting our business, internal control improvements, expected impact of litigation and regulatory proceedings, plans for growth and future operations, effects of acquisitions, divestitures and partnerships, as well as assumptions relating to the foregoing.
Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. These statements are based on current expectations and assumptions regarding future events and business performance and involve known and unknown risks, uncertainties and other factors that may cause actual events or results to be materially different from any future events or results expressed or implied by these statements. These factors include those set forth in the following discussion and elsewhere within this prospectus or incorporated by reference herein, as well as factors that cannot be predicted or quantified.
We believe that it is important to communicate our future expectations to our investors. However, there may be events in the future that we are not able to accurately predict or control and that may cause our actual results to differ materially from the expectations we describe in our forward-looking statements. You should not place undue reliance on forward-looking statements, which apply only as of the date of this prospectus. You should carefully review the risk factors described under the heading "Risk Factors" and elsewhere in our most recent Annual Report on Form 10-K, any subsequently filed Quarterly Reports on Form 10-Q and any subsequently filed Current Reports on Form 8-K (other than, in each case, information furnished rather than filed), all of which are incorporated by reference in this prospectus, and any risk factors included in any applicable prospectus supplement. Except as required by applicable law, including the rules and regulations of the SEC, we undertake no obligation, and expressly disclaim any duty, to publicly update or revise forward-looking statements, whether as a result of any new information, future events or otherwise. Although we believe the expectations reflected in the forward-looking statements are reasonable as of the date of this prospectus, our statements are not guarantees of future results, levels of activity, performance, or achievements, and actual outcomes and results may differ materially from those expressed in, or implied by, any of our statements.

RISK FACTORS
An investment in our securities involves a high degree of risk. Before you invest in our securities you should carefully consider those risk factors described under, but not limited to, the heading "Risk Factors" in our most recent Annual Report on Form 10-K, any subsequently filed Quarterly Reports on Form 10-Q and any subsequently filed Current Reports on Form 8-K (other than, in each case, information furnished rather than filed), which are incorporated by reference herein, and those risk factors that may be included in any applicable prospectus supplement, together with all of the other information included in this prospectus, any prospectus supplement and the documents we incorporate by reference. If any of these risks were actually to occur, our business, financial condition or results of operations could be materially adversely affected. In that case, the value of our securities could decline, and you could lose part or all of your investment. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations and financial condition. Please read "Cautionary Note Regarding Forward-Looking Statements."

USE OF PROCEEDS
All sales of the common stock covered by this prospectus will be by or for the account of the selling stockholders listed under the caption "Selling Stockholders." We will not receive any proceeds from the sale of shares of common stock by the selling stockholders.
The selling stockholders will pay any underwriting discounts and commissions and any similar expenses they incur in disposing of the common stock registered hereunder. We will bear all other costs, fees and expenses incurred by us in effecting the registration of the common stock registered hereunder. These may include, without limitation, registration and filing fees, printing fees and fees and expenses of our counsel and accountants.

SELLING STOCKHOLDERS
The shares of common stock being offered by the selling stockholders are those issuable thereto pursuant to the terms and upon conversion of the convertible notes, to the extent such shares are not registered on our Existing Registration Statement. We are registering the shares of common stock being offered hereby pursuant to our obligations to do so incurred in connection with the issuance of the convertible notes and in order to permit the selling stockholders to offer the shares for resale from time to time. The selling stockholders purchased from us the convertible notes as well as warrants to purchase shares of common stock pursuant to the Starboard purchase agreement and subsequently exercised the warrants for 323,448 shares of common stock on April 3, 2019. Other than the Starboard purchase agreement and the transactions contemplated thereby (and subsequent amendments to the transaction documents governing such transactions), the exercise of the warrants, and entry into and performance under that certain agreement made and entered into as of September 28, 2017 (as amended) by and among us and affiliates of the selling stockholders, as described in our Current Reports on Form 8-K filed with the SEC on October 4, 2017 and April 20, 2018, the selling stockholders and their affiliates have not had any material relationship with us within the past three years.
The table below identifies each of the selling stockholders and provides other information regarding the beneficial ownership of shares of common stock by each of the selling stockholders. The second column lists the number of shares of common stock beneficially owned by each selling stockholder, based on its ownership of common stock as of May 24, 2019, assuming conversion of all convertible notes at the conversion price in effect as of the trading day immediately preceding the date of this prospectus, without regard to any limitations on the issuance of common stock pursuant to the terms of the convertible notes.
The third column lists the maximum number of shares of common stock being offered pursuant to this prospectus by the selling stockholders, assuming conversion of all convertible notes at the conversion price in effect as of the trading day immediately preceding the date of this prospectus and the payment of all interest in PIK Interest Shares, without regard to any limitations on the issuance of common stock pursuant to the terms of the convertible notes.
The fourth column lists the shares of common stock to be held by each selling stockholder after completion of this offering and the offering registered on the Existing Registration Statement, assuming all shares registered pursuant to the Existing Registration Statement are sold by the selling stockholders pursuant to the Existing Registration Statement and further assuming conversion of all convertible notes at the conversion price in effect as of the trading day immediately preceding the date of this prospectus and the sale of all of the shares covered by this prospectus, including an estimate of all PIK Interest Shares which could be issued as interest on the convertible notes, based on the arithmetic average of the weighted average price of our common stock during the 10 trading days immediately preceding the date of this prospectus, in each case, without regard to any limitations on the issuance of common stock pursuant to the terms of the convertible notes. The fifth column lists the percentage ownership of our common stock by each selling stockholder after completion of this offering and the offering pursuant to the Existing Registration Statement, assuming that each selling stockholder sells all of the shares covered by this registration statement and the Existing Registration Statement, to the extent such percentage will exceed 1% of the total number of shares of common stock outstanding.
The information presented regarding the selling stockholders is based, in part, on information the selling stockholders provided to us in writing specifically for use herein.
In accordance with the terms of the Starboard registration rights agreement, this prospectus generally covers the resale of at least 130% of the maximum number of shares of common stock issuable pursuant to the convertible notes, including PIK Interest Shares, as of the trading day immediately preceding the date of this prospectus, excluding any such shares registered on the Existing Registration Statement. Because (i) the conversion price of the convertible notes may be adjusted, (ii) the Company may elect to pay interest on the convertible notes in cash rather than in PIK Interest Shares, (iii) the interest rate on the convertible notes is subject to change and (iv) the calculation of the PIK Interest Shares may vary from time to time depending on, among other things, the price of our common stock, the number of shares that will actually be issued may be more or less than the number of shares being offered by this prospectus.
Under the terms of the convertible notes, a selling stockholder that holds convertible notes may not convert the convertible notes to the extent such conversion would cause such selling stockholder, together with its affiliates, to beneficially own a number of shares of common stock which would exceed 4.99% of our then outstanding shares of common stock following such conversion, excluding for purposes of such determination shares of common stock issuable pursuant to the terms of the convertible notes which have not been converted. The number of shares in the second column does not reflect this limitation. The selling stockholders may sell all, some or none of their shares in this offering. See "Plan of Distribution."

Name of Selling Stockholder	Number of Shares of Common Stock Owned Prior to Offering		Maximum Number of Shares of Common Stock to be Sold Pursuant to this Prospectus		Number of Shares of Common Stock Owned After Offering	Percentage of Shares of Common Stock Owned After Offering
Entities managed by Starboard Value LP (1)	6,769,656	(2)	4,134,461	(3)	0	*
________________________

*	Denotes less than 1%

(1)
Starboard Value LP is the investment manager of Starboard Value and Opportunity Master Fund Ltd. ("Starboard V&O Fund"), Starboard Value and Opportunity Master Fund L LP ("Starboard L LP"), Starboard Value and Opportunity S LLC ("Starboard S LLC"), Starboard Value and Opportunity C LP ("Starboard C LP") and of a managed account. Starboard Value R LP ("Starboard R LP") acts as the general partner of Starboard C LP. Starboard R GP LLC ("Starboard R GP") acts as the general partner of Starboard R LP. Starboard Value GP LLC ("Starboard Value GP") acts as the general partner of Starboard Value LP. Starboard Principal Co LP ("Principal Co") acts as a member of Starboard Value GP. Starboard Principal Co GP LLC ("Principal GP") acts as the general partner of Principal Co. Each of Jeffrey C. Smith, Mark R. Mitchell and Peter A. Feld acts as a member of Principal GP and as a member of each of the Management Committee of Starboard Value GP and the Management Committee of Principal GP. Each of the foregoing, other than Starboard Value LP, disclaims beneficial ownership of these securities.

(2)
Represents: (i) 191,416 shares of common stock held by Starboard V&O Fund and 4,742,280 shares of common stock issuable upon conversion of convertible notes held by Starboard V&O Fund, (ii) 249,594 shares of common stock issuable upon conversion of convertible notes held by Starboard L LP, (iii) 21,667 shares of common stock held by Starboard S LLC and 565,052 shares of common stock issuable upon conversion of convertible notes held by Starboard S LLC, (iv) 12,110 shares of common stock held by Starboard C LP and 315,804 shares of common stock issuable upon conversion of convertible notes held by Starboard C LP and (v) 24,807 shares of common stock held by an account managed by Starboard Value LP and 646,926 shares of common stock issuable upon conversion of convertible notes held by that same account.

(3)
Represents (in each case, excluding any such shares issuable pursuant to the terms and upon conversion of the convertible notes and registered on the Existing Registration Statement): (i) (x) 130% of 4,742,280 shares of common stock issuable upon conversion of convertible notes held by Starboard V&O Fund and (y) 130% of 4,628,426 PIK Interest Shares issuable with respect to convertible notes held by Starboard V&O Fund, (ii) (x) 130% of 249,594 shares of common stock issuable upon conversion of convertible notes held by Starboard L LP and (y) 130% of 243,601 PIK Interest Shares issuable with respect to convertible notes held by Starboard L LP, (iii) (x) 130% of 565,052 shares of common stock issuable upon conversion of convertible notes held by Starboard S LLC and (y) 130% of 551,486 PIK Interest Shares issuable with respect to convertible notes held by Starboard S LLC, (iv) (x) 130% of 315,804 shares of common stock issuable upon conversion of convertible notes held by Starboard C LP and (y) 130% of 308,222 PIK Interest Shares issuable with respect to convertible notes held by Starboard C LP and (v) (x) 130% of 646,926 shares of common stock issuable upon conversion of convertible notes held by an account managed by Starboard Value LP and (y) 130% of 631,394 PIK Interest Shares issuable with respect to convertible notes held by an account managed by Starboard Value LP.

DESCRIPTION OF CAPITAL STOCK
The following information describes our common stock and preferred stock, as well as certain provisions of our amended and restated certificate of incorporation and bylaws. This description is only a summary. You should also refer to our amended and restated certificate of incorporation and bylaws, which have been filed with the SEC and are incorporated by reference herein.
General
Our authorized capital stock consists of 150,000,000 shares of common stock, par value $0.001 per share, and 5,000,000 shares of preferred stock, par value $0.001 per share, all of which shares of preferred stock are undesignated. Our board of directors may establish the rights and preferences of the preferred stock from time to time. As of March 31, 2019, there were 59,957,887 shares of common stock issued and outstanding, held of record by 98 stockholders, although we believe that there may be a significantly larger number of beneficial owners of our common stock. We derived the number of stockholders by reviewing the listing of outstanding common stock recorded by our transfer agent as of March 31, 2019.
The following is a summary of the material provisions of the common stock and preferred stock provided for in our certificate of incorporation and bylaws. For additional detail about our capital stock, please refer to our certificate of incorporation and bylaws, each as amended, each of which is incorporated by reference into the registration statement of which this prospectus forms a part.
Common Stock
Each holder of our common stock is entitled to one vote for each share on all matters to be voted upon by the stockholders, and there are no cumulative rights. Subject to any preferential rights of any outstanding preferred stock, holders of our common stock are entitled to receive ratably the dividends, if any, as may be declared from time to time by the board of directors out of funds legally available therefor. If there is a liquidation, dissolution or winding up of our company, holders of our common stock would be entitled to share in our assets remaining after the payment of liabilities and any preferential rights of any outstanding preferred stock.
Holders of our common stock have no preemptive or conversion rights or other subscription rights, and there are no redemption or sinking fund provisions applicable to the common stock. The outstanding shares of common stock are fully paid and non-assessable. The rights, preferences and privileges of the holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.
Our common stock is listed on the Nasdaq Global Select Market under the symbol "SCOR." The transfer agent and registrar for the common stock is American Stock Transfer & Trust Company, LLC. Its address is 59 Maiden Lane, Plaza Level, New York, NY 10038, and its telephone number is (800) 937-5449.
Preferred Stock
Under the terms of our amended and restated certificate of incorporation, our board of directors is authorized to issue shares of preferred stock in one or more series without stockholder approval. Our board of directors has the discretion to determine the rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, of each series of preferred stock. The rights, preferences, privileges and restrictions of the preferred stock of each series will be fixed by the certificate of designation relating to that series.
The issuance of preferred stock will affect, and may adversely affect, the rights of holders of common stock. It is not possible to state the actual effect of the issuance of any shares of preferred stock on the rights of holders of common stock until the board of directors determines the specific rights attached to that preferred stock. The effects of issuing preferred stock could include one or more of the following:

•	restricting dividends on the common stock;

•	diluting the voting power of the common stock;

•	impairing the liquidation rights of the common stock; or

•	delaying or preventing changes in control or management of us.
We currently have no outstanding shares of preferred stock. Preferred stock will be fully paid and nonassessable upon issuance.
Effect of Certain Provisions of our Amended and Restated Certificate of Incorporation and Bylaws and the Delaware Anti-Takeover Statute
Some provisions of Delaware law and our amended and restated certificate of incorporation and bylaws contain provisions that could make the following transactions more difficult:

•	acquisition of us by means of a tender offer;

•	acquisition of us by means of a proxy contest or otherwise; or

•	removal of our incumbent officers and directors.
These provisions, summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids and to promote stability in our management. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors.
Amended and Restated Certificate of Incorporation and Bylaws
Our amended and restated certificate of incorporation and our bylaws provide for the following:

•
Undesignated Preferred Stock. The ability to authorize undesignated preferred stock makes it possible for our board of directors to issue one or more series of preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of the Company. These and other provisions may have the effect of deferring hostile takeovers or delaying changes in control or management of us.

•
Stockholder Meetings. Our charter documents provide that a special meeting of stockholders may be called only by resolution adopted by the board of directors, the chairman of the board of directors or the chief executive officer.

•
Requirements for Advance Notification of Stockholder Nominations and Proposals. Our bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of the board of directors or a committee of the board of directors.

•
Board Classification. Our board of directors is divided into three classes. The directors in each class serve for a three-year term, one class being elected each year by our stockholders. This system of electing and removing directors may tend to discourage a third party from making a tender offer or otherwise attempting to obtain control of us, because it generally makes it more difficult for stockholders to replace a majority of the directors.

•
Limits on Ability of Stockholders to Act by Written Consent. We have provided in our certificate of incorporation that our stockholders may not act by written consent. This limit on the ability of our stockholders to act by written consent may lengthen the amount of time required to take stockholder actions. As a result, a holder controlling a majority of our capital stock would not be able to amend our bylaws or remove directors without holding a meeting of our stockholders called in accordance with our bylaws.

•
Amendment of Certificate of Incorporation and Bylaws. The amendment of the above provisions of our amended and restated certificate of incorporation and bylaws requires approval by holders of at least two-thirds of our outstanding capital stock entitled to vote generally in the election of directors.

Delaware Anti-Takeover Statute
We are subject to Section 203 of the General Corporation Law of the State of Delaware, which prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years after the date that such stockholder became an interested stockholder, with the following exceptions:

•	before such date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•
upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction began, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned (i) by persons who are directors and also officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•
on or after such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of the stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

In general, Section 203 defines business combination to include the following:

•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, lease, exchange, mortgage, transfer, pledge or other disposition of 10% or more of either the assets or outstanding stock of the corporation involving the interested stockholder;

•	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

•
any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits by or through the corporation.
In general, Section 203 defines interested stockholder as an entity or person who, together with affiliates and associates, beneficially owns, or within three years prior to the determination of interested stockholder status did own, 15% or more of the outstanding voting stock of the corporation.

PLAN OF DISTRIBUTION
We are registering the shares of common stock issuable to the selling stockholders pursuant to the terms of the convertible notes, to the extent such shares are not registered on our Existing Registration Statement, to permit the resale of these shares from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling stockholders of these shares of common stock. We will bear all fees and expenses incurred by us incident to the registration of the shares of common stock offered hereby.
The selling stockholders have advised us that they may sell all or a portion of the shares of common stock beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the selling stockholders sell shares of common stock through underwriters or broker-dealers, the selling stockholders will be responsible for any underwriting discounts or commissions or agent’s commissions. The selling stockholders have advised us that the shares of common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions,

•	on any national securities exchange or quotation service on which our common stock may be listed or quoted at the time of sale;

•	in the over-the-counter market;

•	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

•	through the writing of options, whether such options are listed on an options exchange or otherwise;

•	in ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	in block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	through purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	through an exchange distribution in accordance with the rules of the applicable exchange;

•	in underwritten public offerings;

•	through privately negotiated transactions;

•	through short sales;

•	through sales pursuant to Rule 144 of the Securities Act;

•	through block trades in which broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	through a combination of any such methods of sale; and

•	by any other method permitted pursuant to applicable law.
If the selling stockholders effect such transactions by selling shares of common stock offered hereby to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of the shares of common stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the shares of common stock offered hereby or otherwise, the selling stockholders have advised us that they may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of common stock in the course of hedging in positions they assume. The selling stockholders have advised us that they may also sell shares of common stock short and deliver shares of common stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling stockholders have advised us that they may also loan or pledge shares of common stock to broker-dealers that in turn may sell such shares.
The selling stockholders have advised us that they may pledge or grant a security interest in some or all of the convertible notes or shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act, amending, if necessary, the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer and donate the shares of common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.
The selling stockholders and any broker-dealer participating in the distribution of the shares of common stock offered hereby may be deemed to be "underwriters" within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the shares of common stock is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of shares of common stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling stockholders and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers.
At the time a particular offering of shares of common stock is made, a prospectus supplement, if required, will be distributed, which will set forth the names of the selling stockholders, the aggregate amount of shares being offered and the terms of the offering, including, to the extent required, (1) the name or names of any underwriters, broker-dealers or agents, (2) any discounts, commissions and other terms constituting compensation from the selling stockholders and (3) any discounts, commissions or concessions allowed or reallowed to be paid to broker-dealers.
Under the securities laws of some states, the shares of common stock being offered hereby may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock being offered hereby may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.
There can be no assurance that any selling stockholder will sell any or all of the shares of common stock registered pursuant to the registration statement of which this prospectus forms a part.
The selling stockholders and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of common stock being offered hereby by the selling stockholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock being offered hereby to engage in market-making activities with respect to the shares of common stock. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.
We will pay all expenses of the registration of the shares of common stock incurred by us pursuant to the registration rights agreement, including, without limitation, SEC filing fees and expenses of compliance with state securities or "blue sky" laws; provided, however, that a selling stockholder will pay all underwriting discounts and selling commissions, if any. We have agreed to indemnify the selling stockholders against liabilities, including some liabilities under the Securities Act, in accordance with the registration rights agreement, or the selling stockholders will be entitled to contribution. We may be indemnified by the selling stockholders against civil liabilities, including liabilities under the Securities Act, that may arise from any written information furnished to us by the selling stockholders specifically for use in the registration statement of which this prospectus forms a part, or we may be entitled to contribution.
Once sold under the registration statement of which this prospectus forms a part, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.

LEGAL MATTERS
The validity of the securities offered by this prospectus will be passed upon for us by Vinson & Elkins L.L.P., Austin, Texas.

EXPERTS
The consolidated financial statements, incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K, as of and for the years ended December 31, 2018 and 2017, and the effectiveness of the Company’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference (which reports (1) express an unqualified opinion on the consolidated financial statements and include an explanatory paragraph relating to the adoption of Accounting Standards Codification (ASC) 606, Revenue from Contracts with Customers and (2) express an adverse opinion on the effectiveness of the Company’s internal control over financial reporting because of material weaknesses). Such consolidated financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.
The consolidated financial statements of comScore, Inc. appearing in the Company’s Annual Report (Form 10-K) for the year ended December 31, 2016 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated by reference herein in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

Prospectus